Exhibit 99.2

Investor Supplement
February 2011

Forward-Looking Statements
 Certain statements made by Meadowbrook Insurance Group, Inc. in this presentation may constitute forward-looking statements including, but not limited to, those statements that include the words "believes," "expects," "anticipates," "estimates," or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-
 looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance;
 increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation;
 actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Expense Reclassification
 During the first quarter of 2010, the Company made certain reclassifications to the expense classifications on the Consolidated Statement of Income. These reclassifications were made to enable the user of the financial statements to calculate the GAAP combined ratio directly from the Consolidated Statement of Income. As a result, the Consolidated Statement of Income for the twelve months ended December 31, 2009 has been reclassified to conform to this revised presentation. These reclassifications do not change total expenses or consolidated net income as originally reported for the twelve months ended December 31, 2009. Please refer to Form 8-
 k filed on May 3, 2010 for further detail. For the twelve months ended December 31, 2010, this refinement resulted in a 1.7 percentage point increase in the expense ratio, a 1.0 percentage point decrease in the loss and LAE ratio and a decrease of $4.9 million in general selling and administrative costs.

MEADOWBROOK INSURANCE GROUP

	Twelve Months Ended December 31			
	2009	2010	$ Change	% Change
Net Earned Premium	$ 539,602	$ 659,840	$ 120,238	22.3%
Net Losses & Loss Adjustment Expenses-AY	(356,096)	(430,653)	(74,557)	20.9%
Favorable Development on Prior Accident Year Reserves	28,670	31,003	2,333	8.1%
Policy Acquisition and Other Underwriting Expenses	(175,134)	(227,031)	(51,897)	29.6%
Profit from Underwriting Activities	$ 37,042	$ 33,159	$ (3,883)	-10.5%
Net Investment Income	50,366	54,173	3,807	7.6%
Profit from Underwriting and Investing Activities	**$ 87,408**	**$ 87,332**	$ (76)	-0.1%
Commissions and Fees (net)	$ 37,881	$ 34,239	$ (3,642)	-9.6%
General Selling and Administrative Expenses	(29,601)	(22,494)	7,107	-24.0%
Profit from Net Commissions & Fees	**$ 8,280**	**$ 11,745**	$ 3,465	41.8%
General Corporate Expense	$ (5,977)	$ (5,668)	$ 309	-5.2%
Amortization Expense	(5,781)	(4,966)	815	-14.1%
Interest Expense	(10,596)	(9,458)	1,138	-10.7%
Other Expenses	**$ (22,354)**	**$ (20,092)**	$ 2,262	-10.1%
Profit from Insurance Operations	$ 87,408	$ 87,332	$ (76)	-0.1%
Profit from Net Commissions & Fees	8,280	11,745	3,465	41.8%
Other Expenses	(22,354)	(20,092)	2,262	-10.1%
Pretax Operating Income	**73,334**	**78,985**	5,651	7.7%
Tax on Operating Income	(20,681)	(23,505)	(2,824)	13.7%
Plus Equity Earnings	862	2,736	1,874	217.4%
Net Operating Income	**53,515**	**58,216**	4,701	8.8%
Net Capital Gains (Losses), net of tax	(865)	1,505	2,370	-274.0%
Net Income	**$ 52,650**	**$ 59,721**	$ 7,071	13.4%

Full Year 2010 v. 2009 Comparison
(in thousands, except ratios)
Underwriting and Investing
 Activities
  Top line premium growth driven
 primarily by new initiatives that were
 launched in the second half of 2009
  Growth in net investment income
 reflects 11.6% growth in average
 invested assets, off-set by a
 prolonged low reinvestment rate
 environment in 2010
  See slide 5/ for combined ratio
 analysis
Net Commissions & Fees
  Decline in fee and commission
 revenue is driven by continued soft
 market and conversion of USSU to
 our paper in Q4 2010
  After the cost refinement reduction of
 $4.9 million, the remaining decrease
 in general selling and administrative
 expense reflects our ability to
 leverage fixed costs
Other Expenses
  Reduction in other expenses driven
 by lower outstanding debt balance
 and reduction of scheduled
 amortization

Loss and LAE Ratio
  The 2010 loss ratio includes 4.7 points of favorable
 development compared to 5.3 points of favorable
 development in 2009
  The 2010 loss ratio includes the 1.0 point reduction
 to ULAE due to the refinement of the allocation
 process for administrative expenses and claims
 handling expenses
  Excluding the 1.0 point reduction to ULAE, the
 2010 loss and LAE ratio is slightly higher than 2009
 due to higher incurred losses in short tail lines in
 2010
Expense Ratio
  The 2010 expense ratio increase reflects an
 increase in external expenses, including higher
 commissions paid to agents for performing certain
 policy processing activities
  We refined our allocation process between
 administrative expense and claims handling and
 general selling and administrative expenses, which
 resulted in a 1.7 point increase in the expense
 ratio.
  Otherwise, 2010 internal expenses are slightly
 down from 2009 as we leverage fixed costs
(in thousands, except ratios)
Calendar Year Ratios	12 months ended 2009	12 months ended 2010
Net Earned Premium	$ 539,602	$ 659,840
Net Loss and Loss Adjustment Expense	(327,426)	(399,650)
GAAP Net Loss and LAE Ratio	60.7%	60.6%

Policy Acquisition and Other Underwriting Expenses	(175,134)	(227,031)
GAAP Expense Ratio	32.5%	34.4%

GAAP Combined Ratio	93.2%	95.0%

Accident Year Ratios
Calendar Year GAAP Net Loss and LAE Ratio	60.7%	60.6%
Favorable Prior Year Development	$ 28,670	$ 31,003
Impact of Favorable Prior Year Development	5.3%	4.7%
Accident Year Loss Ratio	66.0%	65.3%

GAAP Expense Ratio	32.5%	34.4%

Accident Year Combined Ratio	98.5%	99.7%

MEADOWBROOK INSURANCE GROUP

ROE Contribution Estimates	Return on Beginning Equity 2009A	Return on Beginning Equity 2010A	Return on Average Equity 2009A	Return on Average Equity 2010A
Combined Ratio	93.2%	95.0%	93.2%	95.0%
Underwriting Margin	6.8%	5.0%	6.8%	5.0%
x				
Underwriting Leverage (NEP / Equity)	1.23	1.31	1.15	1.26
ROE from Underwriting	**8.4%**	**6.6%**	**7.8%**	**6.3%**
NII / Avg. Cash and Inv. Assets	4.4%	4.3%	4.4%	4.3%
x				
Investment Leverage (Avg Cash & Inv. Assets / Equity)	2.61	2.53	2.43	2.43
ROE from Investments	**11.5%**	**10.9%**	**10.7%**	**10.4%**
ROE from Commission and Fee	**1.9%**	**2.3%**	**1.8%**	**2.2%**
Amortization of intangible assets contribution to ROE	**-1.3%**	**-1.0%**	**-1.2%**	**-1.0%**
Holding Company contribution to ROE	**-3.8%**	**-2.6%**	**-3.5%**	**-2.5%**
Pretax ROE	**16.7%**	**16.1%**	**15.6%**	**15.4%**
Effective Tax Rate	29.2%	29.5%	29.2%	29.5%
Equity earnings	0.2%	0.5%	0.2%	0.5%
After Tax ROE	**12.0%**	**11.9%**	**11.2%**	**11.4%**
ROE Excluding Unrealized Gains	**11.9%**	**12.5%**	**11.5%**	**12.1%**

ROE Components
We have generated predictable earnings over the past two years, meeting our target
ROAE range of 10% - 17%.

Meadowbrook Insurance Group, Inc.
Target ROAE Range - 10% to 17%
Investment Yield
3.00%
4.50%
6.00%
7.50%
9.00%
Combined Ratio
85.0%
90.0%
95.0%
100.0%
105.0%
110.0%
Assumes Net Premium Leverage of
1.9 and Asset Leverage of 2.4
10% ROAE - 1.9 Net Premium Leverage
17% ROAE - 1.9 Net Premium Leverage

ROAE & Combined Ratio Illustration
  2010 - ROAE of 11.4%, Combined Ratio of 95.0% and Investment Yield of 4.2%
2010
We strive to deliver predictable earnings across the market cycle with a return on average equity target of 10% - 17%.

Investment Portfolio Appendix

MEADOWBROOK INSURANCE GROUP

	Past Allocation	Current Allocation		
	% Allocation 12/31/2009	% Allocation 12/31/2010	Avg. Moody's	Avg. S&P
Fixed Income				
US Government and Agencies	***2%***	***2%***	Aaa	AAA
Corporate	***25%***	***32%***	A2	A
Mortgage and Asset Backed	***24%***	***20%***	Aaa	AAA
Municipal	***47%***	***44%***	Aa1	AA+
Preferred Stock Debt	0%	0%	Ba2	BB+
Equities				
Preferred Stock	1%	1%		
Mutual Funds	1%	1%

We Maintain a High Quality, Low Risk Investment Portfolio
We maintain a conservative investment portfolio
Portfolio Allocation and Quality
Allocation based on market value
  Low equity risk exposure
 – 98% fixed income and cash
 – 2% equity
  High credit quality
 – 98% of bonds are investment grade
 – Average S&P rating of AA / Moody’s
 of Aa2
  The effective duration of our $1.3 billion
 portfolio is 5.0 years
  The duration on net reserves of $784
 million is approximately 3.3 years
NOTE: Data above as of December 31, 2010

MEADOWBROOK INSURANCE GROUP

	Munis	Taxable Munis
Average Quality	AA+	AA
Investment Grade	100%	100%
A- / A3 or Better	100%	100%
All BBB and Baa	0%	0%
Not Rated	0%	0%
Non Investment Grade	0%	0%

4%
39%
57%
All Other
Municipals
Taxable Municipals

State	% of Municipal Allocation
Texas	7.7%
New York	7.3%
Washington	6.0%
Virginia	3.8%
Indiana	3.8%
Colorado	3.6%
Florida	3.6%
Minnesota	3.6%
Nevada	3.5%
Arizona	3.4%
All Other States	53.7%

Insurer	% of Municipal Allocation	Moody's	S&P
NATIONAL RE	24.9%	Baa1	BBB
Assured Guaranty	13.5%	Aa3	AA+
AMBAC	9.7%	Caa2	R
Other	6.3%	n/a	n/a
Total Muni's with CE	54.4%		
Prefunded Muni's	7.4%	n/a	n/a
Muni's with no CE	38.2%	n/a	n/a

*Consistent with our conservative investment philosophy, we consider the underlying credit quality of securities excluding credit enhancements when making investment decisions. The credit enhancement ratings listed above are the ratings of the bond insurers and not the ratings of the underlying securities.

Municipal Bonds
Municipals v. Entire Portfolio
Quality Indicators
State Profile
Credit Enhancements*
  $546.7M market value; 44% of the investment
 portfolio
  December 31, 2010 net unrealized gain was
 $20.0M
  Tax exempt unrealized gain $19.7M
  Taxable unrealized gain $ 0.3M
  Average tax equivalent yield: 5.5%
  FMV as a % of BV is 103.8% as of December
 31, 2010

RMBS	CMBS	ABS
Average Quality	AAA	AAA	AA-
Investment Grade	97%	99%	76%
A- / A3 or Better	97%	99%	76%
All BBB and Baa	0%	0%	0%
Not Rated	0%	0%	2%
Non Investment Grade	3%	1%	22%

15%
3%
2%
80%
RMBS
CMBS
ABS
All Other

5%
11%
36%
48%
Freddie Mac
Fannie Mae
Ginnie Mae
Non-Agency

Structured Securities
Structured Relative to Entire Portfolio
Quality Indicators
RMBS Profile
  $247.9M market value; 20% of the managed
 portfolio
  December 31, 2010 unrealized gain was
 $12.9M
  RMBS unrealized gain $11.3M
  CMBS unrealized loss $ 0.8M
  ABS unrealized loss $ 0.8M
  Average investment yield: 5.2%

MEADOWBROOK INSURANCE GROUP

	Corporates
Average Quality	A
Investment Grade	98%

A- / A3 or Better	80%
All BBB and Baa	18%
Not Rated	0%
Non Investment Grade	2%

32%
68%
Corporates
All Other

Corporate Fixed Income
Corporates Profile
Corporates Relative to Entire Portfolio
Quality Indicators
Sector	Weight
Consumer non-cyclicals	19%
Banking	14%
Energy	13%
Electric	10%
Basic Industry	8%
All Other Sectors	36%
  $400.5M market value; 32% of the
 managed portfolio
  December 31, 2010 unrealized gain was
 $20.2M.
  Average investment yield: 4.6%

2%
98%
All Other
Govt and Agency

17%
83%
Treasuries
Agency

Government and Agency
Government and Agency Profile
Government and Agency Relative to
Entire Portfolio
  $26.7 million market value; approximately
 2% of the managed portfolio
  100% rated AAA
  December 31, 2010 unrealized gain was
 $1.3 million
  Average investment yield: 3.1%

Name	% of Equities	Type
JPM High Yield Ultra Bond Fund	33%	MF
AMF US Govt Mortgage Fund	16%	MF
Goldman Sachs Group, Inc.	4%	PS
Central IL Pub Service	3%	PS
Bank of America	3%	PS

All Other
Preferred Stock
Bond Mutual Funds
1%
1%
98%

Equity Mix Profile

45%
55%
Preferred Stock
Bond Mutual Funds

Equities
Equities Relative to Entire Portfolio
Top 5 Equity Holdings
  $28.5 million market value; 2% of the
 managed portfolio
  December 31, 2010 unrealized gain was
 $2.9M
  Preferred stock unrealized gain
  $2.0M
  Bond mutual fund unrealized gain
  $0.9M
  Average tax equivalent yield: 7.9%